Exhibit 16.1

February 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Glen Manor Resources, Inc.

We have read the statements contained in Item 4 "Changes in Registrant's Certifying Account" of the Form 8-K of Glen Manor Resources, Inc. to be filed with the Securities and Exchange Commission on or around February 11, 2005 and agree with the statements contained therein.

Very truly yours,

/s/ Madsen & Associates CPA's, Inc.
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    Madsen & Associates CPA's, Inc.